Exhibit j under Form N-1A
                                       Exhibit 23 under Item 601/Reg. S-K



           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information and to the use of our reports dated January 21, 2000 in Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A No. 33-52149) of Federated Asia Pacific Growth Fund, Federated Emerging Markets Fund, Federated European Growth Fund, Federated Global Equity Income Fund, Federated Global Financial Services Fund, Federated International Growth Fund, Federated International High Income Fund, Federated International Small Company Fund, and Federated World Utility Fund, each a portfolio of Federated World Investment Series, Inc., dated March 31, 2000.

                                          Ernst & Young LLP
                                          /s/ Ernst & Young LLP
Boston, Massachusetts
March 29, 2000